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                                                        EXHIBIT NO. 99.1(d)


                             MFS SERIES TRUST V


                          CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                        ESTABLISHMENT AND DESIGNATION
                                  OF SERIES

                                     AND

                        ESTABLISHMENT AND DESIGNATION
                                  OF CLASSES



         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 6, 1995 (the "Declaration") of MFS Series Trust V, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate four new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1.         The new series shall be designated:

                    -MFS International Opportunities Fund;
                    -MFS International Value Fund;
                    -MFS International Growth Fund; and
                    -MFS Asia Pacific Fund.

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in
                    Section 6.9 of the Declaration.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the series as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time
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                    and  from time to time to reallocate  assets and expenses or
                    to  change  the   designation  of  any  series  now  or
                    hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 6.10 of the Declaration, do hereby divide the Shares of MFS International Opportunities Fund, MFS International Value Fund, MFS International Growth Fund and MFS Asia Pacific Fund, to create four classes of Shares, within the meaning of Section 6.10, as follows:

          1. The four classes of shares are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class I Shares";

          2. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

          3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares and Class I Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares and Class I
               Shares, any conversion feature of Class B Shares, and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;


          4. Class A Shares, Class B Shares, Class C Shares and Class I Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

          5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 16th day of July, 1997 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.




A. KEITH BRODKIN                                     CHARLES W. SCHMIDT
A. Keith Brodkin                                     Charles W. Schmidt
76 Farm Road                                         63 Claypit Hill Road
Sherborn, MA  01770                                  Wayland, MA  01778
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RICHARD B. BAILEY                                    ARNOLD D. SCOTT
Richard B. Bailey                                    Arnold D. Scott
63 Atlantic Avenue                                   20 Rowes Wharf
Boston,  MA  02110                                   Boston, MA  02110



PETER G. HARWOOD                                     JEFFREY L. SHAMES
Peter G. Harwood                                     Jeffrey L. Shames
211 Lindsay Pond Road                                38 Lake Avenue
Concord, MA  01742                                   Newton, MA  02159



J. ATWOOD IVES                                       ELAINE R. SMITH
J. Atwood Ives                                       Elaine R. Smith
1 Bennington Road                                    75 Scotch Pine Road
Lexington, MA  02173                                 Weston, MA  02193



LAWRENCE T. PERERA                                   DAVID B. STONE
Lawrence T. Perera                                   David B. Stone
18 Marlborough Street                                282 Beacon Street
Boston, MA  02116                                    Boston, MA  02116



WILLIAM J. POORVU
William J. Poorvu
975 Memorial Drive
Cambridge, MA  02138